Exhibit 99.3

MUSCLE MAKER, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

INTRODUCTION

On May 14, 2021, Muscle Maker, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement with the members (the (“Poke Sellers”) of PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, and TNB Holdings, LLC, each a Connecticut limited liability company (collectively, the “Poke Entities”) pursuant to which the Company acquired all of the issued and outstanding membership interest of the Poke Entities in consideration of $4,000,000 in cash and $730,000 payable in the form of a promissory note (the “Poke Note”). The closing occurred on May 14, 2021. Within 90 days of the closing, the purchase price will be adjusted to reflect credit card payments and third-party delivery vendors of the Poke Entities prior to the closing and the aggregate amount of expenses and liabilities incurred by the Poke Entities after the Closing but accrued or attributable to the period prior to the closing. If the Adjustment Amount is a positive amount, the Company shall remit the adjustment amount to the Sellers. If the adjustment amount is a negative amount, the Sellers shall remit the adjustment amount to the Company. The Poke Note provides for the payment of principal and interest to be paid in 60 monthly installments consisting of 59 installments of $5,308.73 commencing June 1, 2021 and one installment of $535,855.79 due and payable in May 1, 2026.

In a related transaction, on May 14, 2021, the Company and the Poke Sellers entered into a Membership Interest Exchange Agreement pursuant to which the Company acquired Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company (collectively, the Poke Entities II”) in exchange for shares of common stock of the Company valued at $1,250,000. The closing occurred on May 14, 2021.

On May 14, 2021, Saladco Holdings, LLC and Poke Co Holdings, LLC, a wholly owned subsidiary of the Compay (“Poke Co”), entered into an Intellectual Property License Agreement providing Poke Co with a license to use certain intellectual property in connection with the preparation of Saladcraft® branded fruit and vegetable salads and related items for a term of one year in consideration of a fee of 10% of the restaurant’s net sales of Saladcraft® Products with respect to Pokémoto Restaurants owned and operated by Poke Co or its affiliates and 50% of the license revenue collected by Poke Co from such franchisees that is directly attributable to the sale of Saladcraft® Products in or from franchisees’ Pokémoto Restaurants.

As a result of the above transactions, the Company has acquired PokeMoto (www.pokemoto.com), a thirteen location concept known for its healthier modern culinary twist on a traditional Hawaiian poke classic.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and the historical financial statements of Pokemoto. The Company and Pokemoto has a fiscal year end on December 31.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020, reflects the acquisition as if it occurred on December 31, 2020, and is based on the historical consolidated financial statements of the Company and Pokemoto, as adjusted to give effect to the acquisition. The Company’s statement of operations for the year ended December 31, 2020, have been combined with the operations of Pokemoto for the year ended December 31, 2020. This pro forma combined statement of operations gives effect to the acquisition as if it had occurred January 1, 2020. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited financial statements and related disclosures contained in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2020, and the audited financial statements for the year ended December 31, 2021 and the unaudited financial statements for the three months ended March 31, 2021 of Pokemoto that are attached to this Form 8-K/A as an exhibit.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been achieved had the acquisition been completed and taken place on the dates indicated or the future consolidated results of operations or financial position of the Company.

MUSCLE MAKER, INC. AND SUBSIDIARIES

PRO FORMA COMBINED BALANCE SHEET

MARCH 31, 2021

-UNAUDITED

	Muscle Maker, Inc.		Pro Forma Adjustments
	And Subsidiaries	Pokemoto	Financing		Purchase Accounting		March 31, 2021

Assets
Current Assets:
Cash	$2,009,650	$828,863	$9,173,641	A	$(4,000,000)	B	$8,367,901
					355,747	C
Accounts receivable, net of allowance	144,220	60,208	-		-		204,428
Inventory	122,032	23,192	-		(3,692)	D	141,532
Current portion of loans receivable, net of allowance	5,148	-	-		-		5,148
Prepaid expenses and other current assets	34,927	-	-		-		34,927
Total Current Assets	2,315,977	912,263	9,173,641		(3,647,945)		8,753,936
Property and equipment, net	2,356,928	302,184	-		(4,655)	E	2,654,457
Goodwill	939,348	-	-		1,722,216	F	2,661,564
Intangible assets, net	3,592,672	-	-		4,560,000	G	8,152,672
Loans receivable, non-current	-	-	-		-		-
Operating lease right-of-use assets, net		713,844	-		6,097	H	719,941
Security deposits and other assets	131,916	35,580	-		-		167,496
Total Assets	$9,336,841	$1,963,871	$9,173,641		$2,635,713		$23,110,066

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$2,087,651	$348,670	$-		$(66,213)	I	$2,370,108
Convertible note payable to Former Parent	82,458	-	-		-		82,458
Convertible notes payable	100,000	-	-		-		100,000
Other notes payable	961,157	176,415	-		482,521	J	1,620,093
Other notes payable, related party	-	-	-		-		-
Deferred revenue, current	22,498	12,000	-		-		34,498
Deferred rent, current	27,203	-	-		-		27,203
Operating lease liability, current		160,372	-		(821)	K	159,551
Other current liabilities	638,701	-	-		-		638,701
Total Current Liabilities	3,919,668	697,457	-		415,487		5,032,612
Convertible notes payable	-	-	-		-		-
Other notes payable	297,042	1,533,517	-		-		1,830,559
Deferred revenue, non-current	963,892	111,416	-		-		1,075,308
Operating lease liability, non-current	-	609,120			(17,413)	L	591,707
Deferred rent, non-current	76,950	-	-		-		76,950
Total Liabilities	5,257,552	2,951,510	-		398,074		8,607,136

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.0001 par value, 25,000,000 shares authorized	1,254	-	125	A	88	M	1,467
Additional paid-in capital	70,983,426	-	9,173,516	A	1,249,912	M	81,406,854
Accumulated deficit	(66,905,391)	(987,639)	-		987,639	N	(66,905,391)
Total Stockholders’ Equity	4,079,289	(987,639)	9,173,641		2,237,639		14,502,930
Total Liabilities and Stockholders’ Equity	$9,336,841	$1,963,871	$9,173,641		$2,635,713		$23,110,066

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

MUSCLE MAKER, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(unaudited)

	Muscle Maker, Inc.
	And Subsidiary	Pokemoto	Adjustments		March 31, 2021
Revenues:
Company restaurant sales, net of discounts	$1,178,911	$929,588	$-		$2,108,499
Franchise royalties and fees	135,340	33,158	-		168,498
Franchise advertising fund contributions	14,087	6,750	-		20,837
Total Revenues	1,328,338	969,496	-		2,297,834

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	504,461	262,770	-		767,231
Labor	767,065	325,521	-		1,092,586
Rent	256,191	111,643	-		367,834
Other restaurant operating expenses	339,922	20,613	-		360,535
Total restaurant operating expenses	1,867,639	720,547	-		2,588,186
Impairment of intangible asset	10,986	-	-		10,986
Depreciation and amortization	169,128	9,516	175,859	O	354,503
Preopening expenses	-	-	-		-
Franchise advertising fund expenses	14,087	-	-		14,087
General and administrative expenses	2,966,636	169,305	-		3,135,941
Total Costs and Expenses	5,028,476	899,368	175,859		6,103,703
Loss from Operations	(3,700,138)	70,128	(175,859)		(3,805,869)

Other Expenses:
Other income	2,628	14,327	-		16,955
Debt Loan forgiveness	-	-	-		-
Interest expense, net	(14,174)	-	-		(14,174)
Total Other Expenses, Net	(11,546)	14,327	-		2,781

Loss Before Income Tax	(3,711,684)	84,455	(175,859)		(3,803,088)
Income tax provision	-	5,762	-		-
Net Loss	$(3,711,684)	$78,693	$(175,859)		$(3,803,088)

Net Loss Per Share:
Basic and Diluted	$(0.31)	$-	$(0.20)		$(0.30)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	11,817,591	-	880,282		12,541,129

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

MUSCLE MAKER, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 30, 2020

(unaudited)

	Muscle Maker, Inc.
	And Subsidiary	Pokemoto	Adjustments		December 31, 2020
Revenues:
Company restaurant sales, net of discounts	$3,672,944	$3,507,335	$-		$7,180,279
Franchise royalties and fees	739,450	66,227	-		805,677
Franchise advertising fund contributions	61,053	27,001	-		88,054
Total Revenues	4,473,447	3,600,563	-		8,074,010

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	1,467,799	1,192,232	-		2,660,031
Labor	1,955,088	1,073,648	-		3,028,736
Rent	691,986	325,403	-		1,017,389
Other restaurant operating expenses	1,099,831	77,356	-		1,177,187
Total restaurant operating expenses	5,214,704	2,668,639	-		7,883,343
Impairment of intangible asset	100,000	-	-		100,000
Depreciation and amortization	422,546	38,454	713,208	P	1,174,208
Preopening expenses	56,362	-	-		56,362
Franchise advertising fund expenses	61,053	-	-		61,053
General and administrative expenses	8,576,231	538,037	-		9,114,268
Total Costs and Expenses	14,430,896	3,245,130	713,208		18,389,234
Loss from Operations	(9,957,449)	355,433	(713,208)		(10,315,224)

Other Expenses:
Other income	27,143	112,915	-		140,058
Interest expense, net	(115,881)	-	-		(115,881)
Debt loan forgiveness	-	-	-		-
Change in fair value of accrued compensation	(14,000)	-	-		(14,000)
Amortization of debt discounts	(38,918)	-	-		(38,918)
Total Other Expenses, Net	(141,656)	112,915	-		(28,741)

Loss Before Income Tax	(10,099,105)	468,348	(713,208)		(10,343,965)
Income tax provision	-	30,311	-		-
Net Loss	$(10,099,105)	$438,037	$(713,208)		$(10,343,965)

Net Loss Per Share:
Basic and Diluted	$(1.33)	$-	$(0.81)		$(1.26)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	7,579,905	-	880,282		8,202,964

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated and Combined Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and Pokemoto, after giving effect to the Acquisition, related financings and pro forma adjustments as described in these notes.

Pro forma adjustments are included only to the extent they are (i) directly attributable to the Acquisition and related financings, (ii) factually supportable, and (iii) with respect to the statement of operations only, expected to have a continuing impact on the combined results. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Acquisition. The unaudited pro forma condensed combined statements of operations do not reflect non-recurring expenses directly attributable to the Acquisition, including fees to attorneys, accountants and other professional advisors, and other transaction-related costs. However, the impact of such expenses incurred subsequent to the balance sheet date are reflected in the unaudited pro forma condensed combined balance sheet as accrued liabilities. This amount does not include estimates for fees that are not readily determinable or factually supportable. The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet give effect to the Acquisition and the related financings as if both had occurred on January 1, 2020 and March 31, 2021.

The historical consolidated financial statements of the Company and Pokemoto are prepared in accordance with U.S. GAAP and are shown in U.S. dollars.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Acquisition and related financings been completed as of the dates indicated above.

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated and Combined Financial Statements

NOTE 2 – PRIVATE PLACEMENT

The Company used proceeds from a private placement to complete the acquisition.

On April 7, 2021, the Company entered into a Securities Purchase Agreement with an accredited investor (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investor agreed to purchase from the Company for an aggregate purchase price of approximately $10,000,000 (i) 1,250,000 shares of common stock of the Company (ii) a common stock purchase warrant to purchase up to 4,115,227 shares of Common Stock (the “Common Warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 2,865,227 shares of Common Stock (the “Pre-Funded Warrant”). Each share and accompanying Common Warrant (1,250,000 Common Warrants in total) was sold together at a combined offering price of $2.43 per share, and each Pre-Funded Warrant and accompanying Common Warrant (2,865,227 Common Warrants in total) was sold together at a combined offering price of $2.42 per Pre-Funded Warrant and accompanying Common Warrant. The Pre-Funded Warrant is immediately exercisable, at a nominal exercise price of $0.01 per share, and does not expire. The Common Warrant will have an exercise price of $2.43 per share, are immediately exercisable and will expire five and one-half (5.5) years from the date of issuance. The Private Placement closed on April 9, 2021.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties thereto. Pursuant to the Securities Purchase Agreement, the Company is required to register the resale of the Shares and the shares issuable upon exercise of the Common Warrant and the Pre-Funded Warrant. The Company was required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the date of the Securities Purchase Agreement and to use commercially reasonable efforts to have the registration statement declared effective within 90 days of the closing of the Private Placement. The registration statement was filed on April 30, 2021 and was declared effective.

Pursuant to a placement agency agreement, dated April 6, 2021, between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”) entered into in connection with the Private Offering, the Placement Agent acted as the sole placement agent for the Private Placement and the Company has paid customary placement fees to the Placement Agent, including a cash fee equal to 8% of the gross proceeds raised in the Private Placement and a common stock purchase warrant to purchase shares of Common Stock in an amount equal to 4% of the Shares and shares of Common Stock issuable upon exercise of the Warrants sold in the Private Placement, the warrant has an exercise price of $2.916 per share and is exercisable commencing six months from the date of the pricing of the Private Placement for a period of five years after such date. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the placement agent incurred in connection with the Private Placement.

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated and Combined Financial Statements

NOTE 3 –PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

The Acquisition will be accounted for using the acquisition method of accounting, which requires an allocation of the purchase price to the net assets acquired, based on their fair values as of the date of the Acquisition. Pro forma purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information. These amounts are subject to revision based on final determination of fair value and the final allocation of the purchase price to the assets and liabilities of Pokemoto, and the revisions could be material. The table below summarizes the allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimates of their respective fair values for purposes of the pro forma financial information as if the Acquisition closed on March 31, 2021:

Purchase Price	$5,980,000

Assets
Cash	$1,184,610
Accounts Receivables	60,208
Inventory	19,500
Property and Equipment	297,529
Intangible assets, net	4,560,000
Operating lease right-of-use assets, net	719,941
Security deposits and other assets	35,580
$6,877,368
Liabilities
Accounts payable and accrued expenses	$282,457
Other notes payable	1,462,453
Deferred revenue	123,416
Operating lease liability	751,258
$2,619,584

Fair value of identifiable net assets acquired	4,257,784

Goodwill	$1,722,216

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated and Combined Financial Statements

NOTE 3 –PURCHASE PRICE AND PURCHASE PRICE ALLOCATION, continued

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be finalized. The purchase price allocation will remain preliminary until the Company’s management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Acquisition and is based on the fair values of the assets acquired and liabilities assumed as of the Acquisition closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements for the reasons described above.

For acquired working capital accounts, such as accounts receivable, contract assets and other current assets, accounts payable and accrued expenses, management determined that no preliminary fair value adjustments were required due to the short timeframe until settlement for these assets and liabilities.

Management will measure the lease liabilities at the present value of the remaining lease payments, as if the acquired leases were the new leases of the Company at the acquisition date. The right-of-use assets will be the same amount as the lease liabilities. Adjustment to reflect favorable or unfavorable terms of the leases when compared with market terms was not deemed to be necessary.

For purposes of this unaudited pro forma financial information, the Company used the assumption that the carrying values of Pokemoto property and equipment approximates its fair value. As a result, no adjustment has been made to property and equipment depreciation expense.

Identifiable intangible assets acquired include the following:

	Fair Value	Weighted average amortization period

Tradename	$175,000	5.00
Franchise License	2,775,000	10.00
Proprietary Recipes	1,130,000	7.00
Non-Compete	480,000	2.00
	$4,560,000	8.22

The pro forma purchase price allocation presented is for illustrative purposes only and these amounts are not intended to represent or be indicative of the purchase price allocation that would have been reported to give effect to the acquisition as if it had occurred as of the pro forma balance sheet date. The final purchase price allocation could result in a materially different allocation than that presented in these unaudited pro forma condensed combined financial statements. Such adjustments may result in, among other things, an increase or decrease in tangible fixed assets and goodwill and the establishment of intangible assets. If it is ultimately determined that the fair value of acquired assets and liabilities, including any identifiable intangible assets is different, the amount allocated to goodwill may be materiality different. The goodwill of $1.72 million represents the excess of the preliminary estimated purchase consideration over the preliminary fair value of Pokemoto’s tangible and separately identified intangible assets acquired and liabilities assumed. Goodwill is comprised of the value of intangible assets that do not qualify for separate recognition.

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Pro Forma Consolidated and Combined Financial Statements

NOTE 4 – ADJUSTMENT TO FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet

A.	Represents the cash received in exchange for equity raised during the Private Placement, net of fees paid of $797,708.
B.	Represent the cash paid of $4,000,000 pursuant to the Acquisition.
C.	True up of $355,747 for additional cash on hand on the acquisition date.
D.	To adjust the inventory to its fair value on the acquisition date.
E.	To record the fair value of property and equipment assets acquired pursuant to the Acquisition.
F.	To record the goodwill for the purchase consideration paid over the fair of the acquired assets and liabilities.
G.	To record the fair value of the intangible assets acquired pursuant to the Acquisition.
H.	To record a liability of $730,000 payable in the form of a promissory note pursuant to the Acquisition.
I.	To adjust the operating lease right-of-use assets to its fair value on the acquisition date.
J.	To adjust accounts payable and accrued expenses to its fair value on the acquisition date.
K.	To adjust the other notes payable to its fair value on the acquisition date.
L.	To adjust the operating lease liability to its fair value on the acquisition date.
M.	To record the 880,282 shares of common stock valued at $1,250,000 issued in connection with the Acquisition.
N.	To eliminate Pokemoto’s members equity.
O.	Record amortization of intangible assets for the three-months ended March 31, 2021.
P.	Record amortization of intangible assets for the year ended December 31, 2020.